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                                                                       EXHIBIT 5


                                                                  (515) 283-3108


                                                                  (515) 283-3146

November 16, 1998


Portfolio Boost III, L.P.
Cornerstone at Cantera
4320 Winfield Road, Suite 320
Warrenville, Illinois 60555

     Re:  Offering of Units of Limited Partnership
          Interest in Portfolio Boost III, L.P.

Ladies and Gentlemen:

     We have acted as counsel to Portfolio Boost III, L.P. (the "Limited Partnership") in connection with the organization of the Limited Partnership and the proposed offering of units of limited partnership interest in the Limited Partnership (the "Units") pursuant to a registration statement on Form SB-2 filed with the Securities and Exchange Commission on or around the date hereof (the "Registration Statement"). For purposes of this opinion, we have made such investigations and examined such documents and questions of law as we have deemed necessary and appropriate. In such investigations and examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted as certified or authentic copies.

     Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that when the Registration Statement shall have been ordered effective by the Securities and Exchange Commission and the Units have been issued and sold pursuant to the terms described in the Registration Statement, the Units will be legally issued, fully paid and non-assessable; provided, however, that (a) under the provisions of the Iowa Uniform Limited Partnership Act (the "Act"), a limited partner may become liable as a general partner of a limited partnership if, in addition to the exercise of rights and powers as a limited partner, the limited partner participates in the control of the limited partnership's business or knowingly permits the limited partner's name to be used in the name of the limited partnership, (b) under the provisions of the Act, a limited partner who has received the return of any part of the limited partner's capital contribution without violation of the limited
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Portfolio Boost III, L.P.
November 16, 1998
Page 2

partnership agreement or the Act is liable, for one (1) year after the return, to the limited partnership for the amount of the returned contribution to the extent necessary to discharge the liabilities of the limited partnership to all creditors who extended credit to the limited partnership during the period the contribution was held by the limited partnership, (c) under the provisions of the Act, a limited partner who has received the return of any part of the limited partner's capital contribution in violation of the limited partnership agreement or of the Act is liable, for six (6) years after the return, to the limited partnership for the amount of the contribution wrongfully returned, and
(d) under the Act, if the certificate of limited partnership or certificate of amendment or cancellation of a limited partnership contains a false statement, one who suffers loss by reliance on the statement may recover damages from a limited partner who knew the statement to be false at the time the certificate was executed.

     We hereby consent (i) to be named in the Registration Statement and in the Prospectus which constitutes a part thereof as the attorneys for the Limited Partnership who will pass upon the legality of the Units being offered, and (ii) to the inclusion of this opinion as Exhibit 5 to the Registration Statement.

     Except only as expressly set forth herein, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred. Without limiting the generality of the foregoing, we express no opinion on (i) the limited partnership agreement of the Limited Partnership, (ii) any federal or state securities exemption, qualification, registration or disclosure laws or regulations, or (iii) the accuracy or completeness of any tables, charts, graphs, financial statements or any other information included in the Registration Statement or in the Prospectus which constitutes a part thereof.

     The opinions expressed herein are made as of the date hereof and we do not undertake to update this opinion with respect to any changes of which we may later become aware.

     This letter is limited in its use solely to reliance by you. No other person or entity may rely or claim reliance on this letter; and it is not to be quoted in whole or in part or otherwise referred to or furnished to any person or entity without the prior written consent of this firm.

                                       Respectfully submitted,

                                       NYEMASTER, GOODE,
                                       VOIGTS, WEST, HANSELL &
                                       O'BRIEN, P.C.


                                       By /s/Wade H. Schut
                                          -------------------------------------
                                          Wade H. Schut